2nd Quarter 2020 Results Investor Presentation Exhibit 99.2

Cautionary Statements This presentation contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this presentation are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, political and market conditions and fluctuations; movements in interest rates and our expectations regarding net interest margin; expectations on credit quality and performance; legislative and regulatory changes; the impact of the COVID-19 pandemic on the general economy, our customers and the allowance for loan losses; the benefits that may be realized by our customers from government assistance programs and regulatory actions related to the COVID-19 pandemic; competitive pressures on product pricing and services; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and its subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

COVID-19 Update Business Enacted Disaster Relief Program, which allows up to two, 90-day extension for qualified borrowers impacted by COVID-19 Participated in SBA Paycheck Protection Program (“PPP”) - $1.08 billion of approved loans to 8,269 customers Prudently advancing on existing lines of credit and extending new loans Consumer All branch drive thru facilities open; Branch lobbies available by appointment only; ATMs remain available Significant increase in Mobile Banking activations since self-quarantine began Disaster Relief Program, which allows two, 90-day payment delay for qualified consumers No negative credit bureau reporting for qualified borrowers impacted by COVID-19 Suspension of foreclosure activity for qualified borrowers impacted by COVID-19 Originated over $2.6 billion in residential single-family mortgages in 2Q20 Teammates Transitioned 75% of our employees to work remotely Implemented “Thank you” pay for employees who serve functions that cannot be performed remotely Continued to pay employees if branch hours were reduced or if they were asked to not work due to various risks Established Ameris Foundation, initially focused on COVID-19 related assistance for impacted employees Weekly CEO video updates and newsletters Expanded medical benefit plan to include zero cost for telehealth

Risk Management Operating Strength Diversification Entered pandemic in position of strength and forward momentum: Well capitalized Strong liquidity and continued funding opportunities Premier Southeastern markets Historically top quartile return on assets (>1.50% ROA for 2019) Disciplined rate cuts on funding side while growing core deposits Focus on expense control and improved operating efficiency Culture of Discipline Geographic Diversification Balance Sheet Diversification: CRE concentrations are moderate and forecast to decline Diversified loan portfolio across geography and product lines No direct credit exposure to energy sector – only indirect exposure via loans to C-store operators

2nd Quarter 2020 Financial Results

Earnings Summary – Adjusted Basis (dollars in thousands, except per share data) Quarter to Date Results Year To Date Results 2Q20 2Q19 Change 2020 2019 Change Adjusted Net Income $ 42,423 $ 45,210 -6% $ 81,628 $ 87,797 -7% Adjusted Net Income Per Share $ 0.61 $ 0.96 -36% $ 1.18 $ 1.85 -36% Adjusted Return on Assets 0.89% 1.56% -43% 0.88% 1.54% -43% Adjusted Return on TCE 11.66% 18.79% -38% 11.18% 18.81% -41% Net Interest Margin 3.83% 3.91% -2% 3.77% 3.93% -4% Adjusted Efficiency Ratio 51.08% 53.77% -5% 54.90% 54.43% 1% Adjusted Net Overhead Ratio 0.60% 1.37% -56% 1.18% 1.42% -17%

2Q 2020 Operating Highlights Net income of $32.2 million, after pre-tax provision for credit losses of $88.2 million Adjusted net income of $42.4 million, or $0.61 per diluted share Growth in adjusted total revenue of $67.7 million, or 30.0% when compared with 1Q20 Adjusted efficiency ratio of 51.08%, compared with 59.87% in 1Q20 Adjusted ROA of 0.89%, compared with 0.87% in 1Q20 Adjusted ROTCE of 11.66%, compared with 10.98% in 1Q20 Net interest margin of 3.83%, compared with 3.70% in 1Q20 Funded over 8,200 PPP loans totaling $1.08 billion in 2Q20 TBV increased $0.46 per share to $20.90 per share compared with $20.44 at 1Q20 Non-performing assets of 0.59% of total assets, compared with 0.61% at 1Q20

2020 YTD Operating Highlights Net income of $51.6 million, after pre-tax provision for credit losses of $129.2 million Adjusted net income of $81.6 million, or $1.18 per diluted share Growth in adjusted total revenue of $248.3 million, or 91.8% when compared with YTD 2019 Adjusted efficiency ratio of 54.90%, compared with 54.43% for YTD 2019 Adjusted ROA of 0.88%, compared with 1.54% for YTD 2019 Adjusted ROTCE of 11.18%, compared with 18.81% for YTD 2019 Net interest margin of 3.77%, compared with 3.93% for YTD 2019 Total loan growth of $1.7 billion including PPP loans; Organic loan growth of 10.3% annualized, excluding PPP loans Improvement in deposit mix such that noninterest bearing deposits represent 35.89% of total deposits, up from 29.94% at 4Q19

Operating Highlights Adjusted Operating Expenses exclude merger related charges, restructuring charges, natural disaster and pandemic charges, expenses related to SEC and DOJ investigation and loss on sale of premises Adjusted Efficiency ratio is Adjusted Operating Expenses divided by Net Interest Income (TE) plus Non-Interest Income, excluding gain/loss on securities, gain on BOLI proceeds and servicing right impairment/recovery (dollars in thousands) For the quarter For the year to date period 2Q20 2Q19 2020 2019 Asset Growth (1) 1,648,081 233,061 1,630,050 445,821 Asset Growth Rate 36.17% 8.00% 17.87% 7.79% Organic Loan Growth 1,409,051 581,382 1,684,681 563,978 Organic Loan Growth Rate 43.04% 28.38% 26.29% 13.74% Organic Loan Growth Ex. PPP 384,012 581,382 659,642 563,978 Organic Loan Growth Rate Ex. PPP 11.76% 28.38% 10.32% 13.74% Total Revenue 284,774 136,887 487,098 267,053 Total Revenue Growth 163.01% 20.65% 82.40% 31.83% Core Operating Expenses (2) 149,792 74,926 284,844 147,219 Core OPEX Growth 43.65% 14.57% 93.48% 22.66% Operating Efficiency (3) 51.08% 53.77% 54.90% 54.43%

Total Revenue Spread Revenues Quarterly growth in average earning assets of $1.14 billion, or 7.1%, from 1Q20 to 2Q20 Net Interest Margin improved to 3.83% in 2Q20, compared with 3.70% in 1Q20 Increase in margin in challenging rate environment as reduction in deposit costs and an increase in accretion income offset the full quarter impact of the March Fed rate cuts Downward repricing on deposits lowered total costs of deposits 32bps during the quarter Noninterest Income Mortgage banking Revenue increased $86.4 million, or 466.5%, in 2Q20 compared with 2Q19 Production increased $2.09 billion, or 356.4%, over the same period. 2Q20 was negatively impacted by $8.2 million servicing right valuation adjustment compared with $1.5 million in 2Q19. SBA revenues – gain on sale income decreased 42.0% from 2Q19 as focus was on PPP production.

Net Interest Margin Stable margins over the entire rate cycle. Loan Production Details Period Fixed Rate Variable Rate Total 2Q20 $ 275.4 3.88% $ 196.7 4.55% $ 472.1 4.16% 1Q20 $ 481.5 4.37% $ 436.9 4.75% $ 918.4 4.55% 4Q19 $ 553.2 4.26% $ 543.2 5.15% $1,096.3 4.70% Spread Income and Margin: Average earning assets were up $1.14 billion, while spread income increased $16.2 million Margin up 13bps in the second quarter Increase in accretion income due to acceleration in payoffs PPP income of $5.8 million Deposit costs decreased by 32bps Growth in noninterest bearing deposits during the second quarter such that noninterest bearing deposits are over 35% of total deposits at quarter end Accretion income a small part of our revenues: 3.3% of revenue in 2020 YTD 2.8% of revenue in 2019 2.6% of revenue in 2018 2.9% of revenue in 2017

Expenses Steady, Adjusted Operating Expenses(1) OPEX Highlights: 1 – Adjusted Operating Expenses exclude merger and conversion costs, executive retirement benefits, restructuring charges related to branch consolidation plan and efficiency initiatives, natural disaster and pandemic expenses, expenses related to SEC and DOJ investigation and loss on sale of premises. Total adjusted operating expenses increased $14.7 million in 2Q20 compared with 1Q20 all due to lines of business and was more than offset by revenue growth in those businesses Excluding lines of business, core operating expenses decreased $7.4 million in 2Q20 Increase in lines of business operating expenses is due to increased variable costs (primarily commissions) driven by increased production and revenue levels $20.8 million increase in retail mortgage $1.0 million increase in SBA related to PPP overtime and incentives Continue to drive expense control behaviors throughout the Company to fund future technology and innovation costs: Identified 9 branches to be closed in 3Q20 Determined 2 branches to be drive thru only post-COVID Reviewing lease portfolio for non-retail. locations that can be terminated or not renewed

Capital and TBV Consistent Growth in TBV Steady Capital Levels Support Growth Rate Historically, consistent growth in TBV TBV increased $0.46 per share in 2Q20: $0.31 from retained earnings $0.15 from all other items including treasury stock transactions TBV negatively impacted $0.82 by adoption of CECL in 1Q20 TCE / TA at quarter end of 7.70%, down from 8.25% at the end of 1Q20 primarily due to balance sheet growth related to PPP loans 2Q20 Adjusted ROTCE of 11.66%

Loan Diversification and Credit Quality

Diversified Loan Portfolio 2Q20 Loan Portfolio Loan portfolio is well-diversified across all loan types C&I loans represent the largest category of loans PPP loan production in 2Q totaled $1.08 billion, which added ~8% to this category Only 11% of total loans are construction or A&D loans Average loan size is $61,700 across all loan types CRE and C&D concentrations are 252% and 85%, respectively, at June 30, 2020 Linked-quarter EOP loan growth was $1.4 billion, with PPP loans accounting for $1.08 billion of that total. Excluding PPP loans, growth was $384 million, or 11.8% annualized

Diversified Loan Portfolio In-house lending limit is $50 million, or only 10% of legal lending limit of $482.6 million Largest individual loan is $51 million total committed exposure Total participations purchased are less than 1% of outstanding balances Relationship Groupings Total Committed Exposure (MM's) % of Total Legacy (FIS) Portfolio Top 25 Relationships $ 1,053.3 8.9% Top 50 Relationships $ 1,824.6 15.4% Top 100 Relationships $ 2,926.0 24.7% Top 250 Relationships $ 4,698.7 39.6% Top 300 Relationships $ 5,069.6 42.8%

COVID-19 Response 2Q20 COVID-related Payment Extensions As a % of Portfolio Volume Our COVID-19 disaster program included an initial payment extension for up to 90-days. A second, 90-day extension is available for customers that continue to be impacted by the pandemic. Through July 15, 2020, we had provided payment relief to almost 11,000 customers totaling $2.8 billion across all loan products, which equates to 21% of Total Loans, excluding PPP loans Customers who opted out of their approved extension or have reverted to pre-COVID payments totaled $1.0 billion, or 36% of total deferrals Thus far, customers requesting the additional 90-day extension totaled $291.5 million, with a high concentration in hotel borrowers SBA’s Paycheck Protection Program – we extended loans to 8,269 customers totaling $1.08 billion Of the total PPP loans, 6,657 loans (81% of total) for $294.2 million were < $150,000 SBA Fee Category Count Dollars Approved (MM's) Avg Size (M's) 1% 36 $ 123.0 $ 3,416.0 3% 604 $ 446.2 $ 738.8 5% 7,629 $ 512.8 $ 67.2 Totals 8,269 $ 1,082.0 $ 130.7

Allowance for Loan Losses The ALLL totaled $208.8 million at 6/30/20, a net increase of $59.3 million, or 40% from 3/31/20. The reserve for unfunded commitments totaled $37.5 million, an increase of $19.7 million, or 111% from 3/31/20 2Q20 provision expense totaled $88.2 million, primarily the result of the update to the economic forecast model, which accounted for an increase in the ALLL of $56.5 million The 6/30/20 ALLL equated to 1.44% of Gross Loans and 1.56%, not of PPP Loans 2Q20 CECL Reserve Updated as of: 44012 ALLL Summary Reserve Change due to Loan Growth ALLL at 3/31/20 Loan Growth Net Charge-Offs Specific Reserves Forecast Model Changes ALLL at 6/30/2020 43921 44012 % LLR Change Reserve impact 2Q20 Allowance Coverage Outstanding Balance (MM's) ALLL (MM's) % ALLL Agriculture $0.7 $0.1 $0 $0 $1 $1.8 $230.1 $241.5 7.4534161490683228E-3 $11.400000000000006 $8.4968944099378926E-2 Gross Loans $14,503 $208.8 1.4397021305936704E-2 CFIA $9.6 $0.6 $-0.1 $1.6 $-2.1999999999999993 $9.5 $2,070.4 $2,214.1999999999998 4.2904886640773195E-3 $143.79999999999973 $0.61697226989431742 less: PPP Loans $-1,082 Real Estate - Investor CRE $59.8 $5.3 $-5.0999999999999996 $5 $48.400000000000006 $113.4 $4,449.6000000000004 $4,670.3999999999996 2.4280575539568347E-2 $220.79999999999927 $5.3611510791366737 Net Loans $13,421 $208.8 1.5557708069443411E-2 Real Estate - Owner Occupied $16.2 $0.8 $-1.1000000000000001 $1.9 $5.3000000000000043 $23.1 $1,484.4 $1,536.1 1.5038083458108198E-2 $51.699999999999818 $0.77746891478419111 Unfunded Commitments $2,806.7 $37.5 1.3360886450279689E-2 Real Estate - Residential $32.1 $0.5 $-0.4 $-4 $1.0999999999999943 $29.3 $2,637 $2,680.1 1.0932427894481549E-2 $43.099999999999909 $0.47118764225215376 Total Loans + Unfunded $16,227.7 $246.3 1.5177751622226194E-2 Consumer $18.7 $-2.6 $-1.2 $0 $8.5 $23.4 $1,451.6 $1,304.8 1.7933782955242183E-2 $-,146.79999999999995 $-2.6326793378295514 US Premium Finance $11.5 $0.2 $-1.3 $2.6 $-4.6999999999999993 $8.3000000000000007 $709.7 $732.2 1.1335700628243649E-2 $22.5 $0.25505326413548207 Other $0.9 $0 $0 $0 $-0.9 $0 $0 $0 0 $0 $0 $149.5 $4.8999999999999995 $-9.1999999999999993 $7.1 $56.500000000000007 $208.80000000000004 $13,032.800000000001 $13,379.3 1.5606197633657969E-2 $346.49999999999875 $4.9341227764726456 Unfunded Commitments $17.8 $2 $0 $0 $17.7 $37.5 $0 $1,080 $63.6 $48.8 $13,096.400000000001 $14,508.99999999999 1.4391960353182021E-2 ALLL at 3/31/20 Loan Growth Net Charge-Offs Specific Reserves Forecast Model Changes ALLL at 6/30/20 $149.5 $4.8999999999999995 $-9.1999999999999993 $7.1 $56.500000000000007 $208.80000000000004

NPA / Charge-Off Trend Non-Performing Assets (“NPA”) increased to $117.7 million at 2Q20, primarily as a result of: Increased loans 90+ days past due and still accruing, and $3.1 million increase in OREO and repossessed collateral. As a percentage of Total Assets, Total NPAs declined to 0.59%. Net Charge-Offs (“NCO”) totaled $9.2 million in 2Q20, which equated to an annualized NCO ratio of 0.27%. YTD NCOs totaled $13.6 million, which equated to an annualized NCO ratio of 0.20%. $3.7 million of 2Q20 NCOs was the result of the sale of ~$9.8 million of substandard loans that had been acquired via the merger with Fidelity Bank.

Investor CRE Loans Total restaurant exposure is $127.1 million, or less than 1% of total loans In addition, $78.1 million of PPP loans were funded to restaurant industry. Updated as of: 44012 Investor CRE Portfolio (CRE, MULTI, CONST) Loan Type Outstanding (MM's) % NPL % PD Avg Size Commitment (000's) Construction Loans: RRE - Spec & Models $299.3 5.9999999999999995E-4 1.6000000000000001E-3 $241.8 RRE - Presold $194.4 0 3.8E-3 $272.5 RRE - Subdivisions $57.4 0 0 $1,523.3 RRE - Lots & Land $92.8 6.7999999999999996E-3 4.0000000000000002E-4 $123 Sub-Total RRE Construction $643.9 0 0 $296.3 CML - Improved $792.2 0 0 $7,039.7 CML - Raw Land & Other $92.5 1.41E-2 1.6999999999999999E-3 $339.9 Sub-Total CRE Construction $884.7 1.5E-3 2.0000000000000001E-4 $3,235.4 Total Construction Loans $1,528.6 1.4E-3 8.9999999999999998E-4 $706.9 Term Loans: Office $606.29999999999995 1E-4 4.0000000000000002E-4 $1,241.5 Hotels / Motels $494.7 4.1000000000000003E-3 0 $2,915.5 Retail (inc Single-Tenant) $494.5 1E-3 0 $968.5 Strip Center, Anchored $322.8 0 0 $4,664.8999999999996 Strip Center, Non-Anchored $286.8 0 0 $1,919.8 Multi-Family $273.2 8.0000000000000004E-4 0 $1,686.2 Warehouse / Industrial $233.4 7.6E-3 0 $982.8 Assisted Living Facilities $175.9 0 0 $4,575.1000000000004 Mini-Storage Warehouse $117.3 0 0 $1,541.1 Misc CRE (Church, etc) $84.1 3.5000000000000001E-3 2.9999999999999997E-4 $751.4 Other $4 0 0 $270.89999999999998 Sub-Total CRE Term Loans $3,093 1.6000000000000001E-3 1E-4 $1,516.1 Grand Total Investor CRE Loans $4,621.6000000000004 1.5E-3 4.0000000000000002E-4 $997.5 Investor CRE by MSA MSA Outstanding (MM's) % of Total Atlanta GA MSA $1,480.6 0.32037217353673048 Jacksonville FL MSA $761.2 0.16470842799956725 Orlando FL MSA $242.1 5.2% Charleston SC MSA $221.5 4.8% Savannah GA MSA $161.5 3.5% Columbia SC MSA $135.19999999999999 2.9% Greenville SC MSA $121.8 2.6% All Other MSAs $948.8 0.20530130909877745 Non-MSAs w/in Footprint $300.7 6.5% Other Markets $248.1 5.4% Grand Total $4,621.5 100.0%

Hotel Exposure at 6/30/20 Hotel exposure totaled $569.5 million at 6/30/20, or 4.2% of Total Loans (excluding PPP loans). Approximately 12% of total committed exposure guaranteed by US Government Agencies (SBA or USDA). Top-Tier brands represent ~75% of exposure. All National brands totaled ~94% of outstanding balances. The weighted average loan to value is 60%. Over 75% of exposure located within the Bank’s primary MSAs. Only $1.5 million, or 0.24% of outstanding, was non-performing at 6/30/20. As of 7/15/20, $486.8 million, or 85.5% of total outstanding loans had applied for COVID-19 payment relief. A total of $8.1 million of PPP loans were extended to hotel borrowers.   # $$ Commitment (MM's) $$ Outstanding (MM's) $$ Avg Committed Balance (M's) Term CRE 118 $ 464.8 $ 462.2 $ 3.9 In-Process Construction 10 $ 80.4 $ 43.5 $ 8.0 Government Guaranteed (SBA, USDA) 62 $ 77.5 $ 63.8 $ 1.2 Totals 190 $ 622.7 $ 569.5 $ 3.3

2Q20 Commercial Real Estate Production 2Q20 Commercial Real Estate Production Summary: 2Q20 Construction and Development Loan Production Summary: 2Q20 production of C&D and CRE loans - $517.2 million committed exposure Residential Real Estate Construction: 2Q20 production spec & model to pre-sold ratio of 0.9:1 Total RRE construction portfolio global spec to pre-sold was 1.5:1 Total spec loans at low average loan size of $241.8 thousand Investor CRE 2Q20 production: Production totaled $308.9 million is 2Q20, a 14% increase over 1Q20 production Weighted Average 1.67:1 debt service coverage Weighted Average 64.0% loan/value Loan Type Outstanding (MM's) Committed Exposure (MM's) Avg Size Commitment (000's) RRE Construction - Pre-Sold $ 45.1 $ 106.3 $ 240.9 RRE Construction - Spec $ 32.6 $ 92.1 $ 251.1 A&D, RRE Lots, Other Land Loans $ 5.6 $ 5.8 $ 242.6 RRE Construction - Model $ 1.8 $ 4.1 $ 293.1 Total Construction Loans $ 85.1 $ 208.3 $ 247.1 Updated as of: 44012 Production New CRE Guaranty Structure Loan Type Outstanding (MM's) Committed Exposure (MM's) Debt Service Coverage (DSC)* Loan / Value* Guaranty Structure Outstanding (MM's) Committed Exposure (MM's) Debt Service Coverage (DSC)* Loan / Value* Office $78.099999999999994 $87.2 1.68 0.65849999999999997 Full Guaranty $59.8 $92.6 1.67 0.61680000000000001 Mortgages $,147,464,192.15000004 Retail (inc Single-Tenant) $31.6 $52.9 1.6 0.63460000000000005 Non-Recourse $88.4 $88.4 1.51 0.62770000000000004 Legacy $,459,718,466.91000158 Warehouse / Industrial $30.3 $46.7 1.57 0.6421 Burn Down Guaranty $33.700000000000003 $77.2 1.7 0.67290000000000005 USPF $,335,157,748.60000122 Strip Center, Non-Anchored $16.8 $38.799999999999997 1.5 0.66559999999999997 Burn Off Guaranty $17 $24.4 1.64 0.66990000000000005 WHSE $,762,348,700.35000002 Strip Center, Anchored $27.7 $27.7 2.09 0.66810000000000003 Limited Guaranty - By % $4.3 $12.3 2.4500000000000002 0.67849999999999999 PPP $1,081,981,766.5899999 Assisted Living Facilities $2.1 $18.100000000000001 1.66 0.62970000000000004 Exempt / Direct Debt $6.4 $7.8 1.9 0.63300000000000001 INST Purchases $33,943,722.500000075 Other CRE Types $15 $15.2 1.71 0.47460000000000002 Limited Guaranty - By $$ $6.2 $6.2 1.75 0.67390000000000005 Multi-Family $7.9 $15 1.79 0.69140000000000001 Total CRE Loans $215.79999999999998 $308.89999999999998 1.67 0.63959999999999995 $2,820,614,597.1000028 Misc CRE (Church, etc.) $6.3 $7.3 1.66 0.45250000000000001 *Based on the average of all loans in that category > $250M Committed Exposure Total CRE Loans $215.8 $308.90000000000003 1.67 0.63959999999999995 *Based on the average of all loans in that category > $250M Committed Exposure New C&D Loan Type Outstanding (MM's) Committed Exposure (MM's) Avg Size Commitment (000's) RRE Construction - Pre-Sold $45.1 $106.3 $240.9 RRE Construction - Spec $32.6 $92.1 $251.1 A&D, RRE Lots, Other Land Loans $5.6 $5.8 $242.6 RRE Construction - Model $1.8 $4.0999999999999996 $293.10000000000002 Total Construction Loans $85.1 $208.29999999999998 $247.1

# C&I Loans


C&I
23%

- US Premium Finance 2Q20 production statistics:

| | 2Q20 | Rolling 12-mos |
|---|---|---|
| New Production ($MM's) | $ 453.4 | $ 1,667.5 |
| Weighted-Avg Down Payment | 22.1% | 21.9% |
| Weighted-Avg # Installments | 9.6 | 9.7 |

| Loan Type | Outstanding (MM's) | % of Portfolio | $$ NPL (MM's) | % NPL | Avg Loan Size (000's) |
|---|---|---|---|---|---|
| PPP Loans | $ 1,082.0 | 32.8% | $ - | 0.00% | $ 130.6 |
| Mortgage Warehouse / MSR | $ 762.3 | 23.1% | $ - | 0.00% | $ 332.0 |
| US Premium Finance | $ 732.2 | 22.2% | $ 10.2 | 1.39% | $ 16.8 |
| Equipment | $ 151.3 | 4.6% | $ 1.7 | 1.12% | $ 74.9 |
| Ameris Equipment Finance | $ 91.5 | 2.8% | $ - | 0.00% | $ 209.0 |
| Patriot Capital | $ 90.3 | 2.7% | $ 1.1 | 1.22% | $ 73.7 |
| A/R & Inventory | $ 86.1 | 2.6% | $ 0.7 | 0.81% | $ 137.8 |
| Government Guaranteed Lending | $ 48.0 | 1.5% | $ 4.7 | 9.79% | $ 118.2 |
| Other | $ 256.7 | 7.8% | $ 2.5 | 0.97% | $ 148.3 |
| Totals | $ 3,300.4 | 100.0% | $ 20.9 | 0.63% | |

- Mortgage Warehouse Division funded $3.2 billion in 2Q20, a 100% increase over 2Q19
  - YTD, total loans funded were $5.4 billion
  - 2Q20 Statistics:
    - Total approved guidance lines = $1.2 billion
    - Average days on line = 15 days
    - No losses since 2016

Ameris Bancorp Press Release & Financial Highlights June 30, 2020